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Exhibit 99.1

Information concerning the officers and directors of Prudential Securities Incorporated is set forth below.

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Full Legal Name                                      Title or Status

Farley, Thomas M.                                    Executive Vice President

Horan, William John                                  Chief Financial Office Executive Vice President

Horowitz, Andrea Marlene                             Compliance Director Senior Vice President

McCormick, William Graf                              Executive Vice President

Norton, Arthur Laurence                              Director Executive Vice President

Odenath, David Roehner Jr.                           Director

Owens, Thomas J.                                     Executive Vice President

Paton, Leland Bartlett                               Director Executive Vice President

Pfinsgraff, Martin                                   Director Executive Vice President Chief Operating Officer

Pica, Vincent Thaddeus                               Director Executive Vice President

Pierce, David Munro                                  Executive Vice President

Price, James Dale                                    Director Executive Vice President

Simmons, Hardwick                                    President Chief Executive Office Director

Spencer, Lee Bowen                                   Director Executive Vice President Secretary [PSI] General
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                                                     Counsel [PSGI]